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Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of USINTERNETWORKING, Inc. of our report dated August 20, 1998, which appears on page F-26 of the Prospectus constituting part of the Registration Statement on Form S-1 (No. 333-70717).


Bassan & Associates S.C.


/s/ Bassan & Associates S.C.
Friday April 16, 1999